                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this "Agreement"), effective as of February 1, 2004, between KONGZHONG CORPORATION, an exempted company organized and existing under the laws of the Cayman Islands (the "COMPANY"), and ________________ (the "Executive"), residing at __________________________, Beijing, PRC.

                                     RECITAL

The Executive and the Company deem it in their respective best interests to enter into an agreement providing for the Company's employment of Executive pursuant to the terms herein stated.


                                   WITNESSETH

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       EMPLOYMENT

         1.1 TERM OF EMPLOYMENT The Company will employ the Executive, and the Executive will serve the Company, as the Company's _______ for a period beginning on the date hereof and ending two(2) years hereafter, unless earlier terminated pursuant to the terms hereof (the "Term of Employment").

         1.2 DUTIES Throughout the Term of Employment, the Executive will serve as the Company's _________ with responsibility for the business affairs and operations of the Company that are customarily assigned to such position at companies of similar operational and financial conditions in the same industry, to which he will devote his best efforts and all his business time and services, subject to the terms of this Agreement and the direction and control of the Board of Directors of the Company (the "Board"). The Executive will, during the Term of Employment, serve the Company faithfully, diligently and competently and to the best of his ability and will hold, in addition to the office of _________ of the Company, such other executive offices in the Company to which he may be elected, appointed or assigned by the Board from time to time and will discharge such executive duties in connection therewith.

2.       COMPENSATION AND BENEFITS

         2.1 Executive shall be entitled to a base annual salary of USD _________ ("Annual Salary") during the Term of Employment, subject to adjustment to be decided and effected by the Board of the Company, which Annual Salary shall be paid at such times in consistent with the Company's present practice. 2.2 In addition to the Annual Salary, Executive shall be entitled to such benefits as made available by the Company to its employees or to personnel holding positions of similar level of responsibilities in the Company.

3.       DEATH OR DISABILITY

         This Agreement shall be automatically terminated by the death of the Executive. This Agreement may be terminated at the discretion of the Board if, after undergoing a period of medical treatment, the Executive shall be rendered incapable by illness or any other non-work-related disability from complying with the terms, conditions and provisions on his part to be kept, observed and performed, or from performing other duties arranged by the Company during the Term of Employment ("Disability"). If this Agreement is terminated by reason of Disability of the Executive, the Company shall give written notice to that effect to the Executive thirty (30) days in advance of such termination in the manner provided herein. In the event this Agreement is terminated pursuant to this paragraph, Executive shall be entitled to benefits to be decided by the Board.

4.       TERMINATION; RESIGNATION

         4.1      TERMINATION OF EMPLOYMENT BY COMPANY

                  (a) FOR CAUSE The Executive's employment with the Company may be terminated by the Company or the Board for "Cause", which shall mean (a) the Executive's conviction for a crime involving moral turpitude, (b) the Executive's commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Executive's employment by the Company, (c) the Executive's commission of an act which the Board shall have found to have involved willful misconduct or gross negligence on the part of the Executive in the conduct of his duties hereunder, (d) habitual absenteeism on the part of the Executive, or (e) the Executive's material breach of any material provision of this Agreement. In the event that the Company terminates the Executive's employment for Cause, the Executive shall not be entitled to receive any amounts or any rights of option due under the Option Agreement entered into pursuant to Section 2 hereof.

                  (b) WITHOUT CAUSE Notwithstanding anything to the contrary in this Agreement, whether express or implied, the Company may, at any time, terminate Executive's employment for any reason other than Cause, Disability, or death by giving Executive at least thirty (30) days prior written notice of the effective date of termination. In event this Agreement is terminated pursuant this paragraph, in addition to any compensation and benefit that have become due and payable as of the date of such termination, Executive shall be entitled to a severance amount equal to 50% of such Executive's annual base salary effective as of the date of such termination.

         4.2 TERMINATION OF EMPLOYMENT BY EXECUTIVE. The Executive may, at any time, terminate his or her employment for any reason by giving the Company at least thirty (30) days prior written notice. In the event this Agreement is terminated pursuant this paragraph, the Executive shall not be entitled to receive any severance or any amount of similar nature, except unpaid Annual Salary and other benefits that have become due and payable as of the date of the termination.

         4.3 RESIGNATION In the event that the Executive's services hereunder are terminated under any of the provisions of this Agreement (except by death), the Executive agrees that he will deliver his written resignation as an officer of the Company to the Board, such resignation to become effective immediately.

         4.4 DATA Upon expiration of the Term of Employment or prior termination pursuant to Section 3 or 4 hereof, the Executive or his personal representative shall promptly deliver to the Company all books, memoranda, plans, records, computer disks and written and electronic data of every kind relating to the business and affairs of the Company which are then in his possession.

5.       CONFIDENTIAL INFORMATION AND NON-COMPETITION

         5.1 The Company and the Executive agree that the services rendered by the Executive hereunder are unique and irreplaceable. Accordingly, the Executive hereby agrees that, during the Term of Employment and for a period of one (1) years thereafter, the Executive shall not disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage.

         5.2 "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by Executive in the course of his employment by the Company, including, but not limited to, any proprietary knowledge, trade secrets, patents, copyright, data, formulae, information, and client and customer lists and all papers, resumes, records (including computer records) and the documents containing such Confidential Information.

6.       OWNERSHIP OF RIGHTS; PROPRIETARY INFORMATION

         6.1 Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Executive (collectively, "Inventions") and Executive will promptly disclose and provide all Inventions to Company. All Inventions are work made for hire to the extent allowed by law and, in addition, Executive hereby makes all assignments necessary to accomplish the foregoing ownership. Executive shall further assist Company, at Company's expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned. Executive hereby irrevocably designates and appoints Company as its agent and attorney-in-fact to act for and in Executive's behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Executive.

         6.2 The Executive agrees that the Company is the sole, absolute owner of all Inventions and hereby grants to the Company, exclusively and perpetually, all rights of every kind or nature, throughout the universe, whether now known or hereafter devised, in any and all languages, in and to such Inventions, all ancillary rights therein and all of the results and proceeds of the services rendered by Executive hereunder. To the extent, if any, that any Inventions intended to be assigned to the Company pursuant to this Section 6 are at any time determined in any jurisdiction not to belong to the Company, then Executive hereby grants an exclusive, royalty-free license to the Company, (transferable by the Company without limitation) to exploit such Inventions and all rights therein in such jurisdiction. Such exclusive license shall continue in effect for the maximum term as may now or hereafter be permissible under applicable law. Upon expiration, such license, without further consent or action on the part of the Executive, shall automatically be renewed for the maximum term as is then permissible under applicable law, unless, within the six-month period prior to such expiration, Company and Executive have agreed that such license will not be renewed.

7.       REMEDIES

         The Executive acknowledges that irreparable damage would result to the Company if the provisions of Sections 5 or 6 were not specifically enforced, and agrees that the Company shall be entitled to enforce this Agreement by injunction, specific performance or any other appropriate legal, equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. The Executive acknowledges and agrees that its sole remedy for breach of any of Company's obligations under this Agreement shall be limited to an action for damages and Executive acknowledges that such damages are fully adequate to compensate the Executive hereunder. In no event shall Executive seek or be entitled to rescission, injunctive or other equitable relief.

8.       INSURANCE

         The Executive agrees that the Company shall have the right at its own costs and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering the Executive, and the Executive agrees to submit to the usual and customary medical examination and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

9.       ASSIGNMENT

         Neither party hereto may not assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets or upon any merger or consolidation of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company.

10.      MISCELLANEOUS

         (a)      REPRESENTATIONS AND WARRANTIES.

                  (i) Executive represents and warrants to the Company that he has the authorization, power and right to deliver, execute and fully perform his obligations under this Agreement in accordance with its terms. Executive further represents and warrants that this Agreement does not require any authorization, consent, approval, exemption or other action by any other party and does not (A) conflict with or result in the breach of the terms, conditions or provisions of, (B) constitute a default under, or (C) result in a violation of any agreement, instrument, order, judgment or decree to which Executive is subject. Executive will, to the fullest extent permitted by applicable law, as from time to time in effect, indemnify the Company and hold the Company harmless for any breach of the representations set forth in this subparagraph (i).

                  (ii) The Company represents and warrants to Executive that it has the authorization, power and right to deliver, execute and fully perform its obligations under this Agreement in accordance with its terms. The Company further represents and warrants that this Agreement does not require any authorization, consent, approval, exemption or other action by any other party and does not (A) conflict with or result in the breach of the terms, conditions or provisions of, (B) constitute a default under, or (C) result in a violation of any agreement, instrument, order, judgment or decree to which the Company is subject. The Company will, to the fullest extent permitted by applicable law, as from time to time in effect, indemnify Executive and hold Executive harmless for any breach of its representations set forth in this subparagraph (ii).

         (b) DIVISIBILITY OF THE AGREEMENT. If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

         (c) CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York.

         (d) NOTICES. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or sent by registered or certified mail, postage prepaid, addressed as follows:

                  If to the Executive:

                  [                                    ]
                  ABC Inc.

                  Beijing, China 100045
                  Tel.: (010)

                  Fax: (010)

                  If to the Company:

                  ABC Inc.

                  Beijing, PRC
                  Attn.: Chairman of the Board of Directors
                  Tel.: (010)
                  Fax: (010)

                  Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

         (e) HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (f) WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         (g) EXECUTIVE'S ACKNOWLEDGMENT. Executive acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and
                  (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

         (h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         (i) ENTIRE AGREEMENT; AMENDMENT. This Agreement (i) contains a complete statement of all the arrangements between the parties with respect to Executive's employment by the Company, (ii) supersedes all prior and existing negotiations and agreements between the parties concerning Executive's employment and
                  (iii) can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ABC INC.


By:
   -------------------------------------
Title:



ACCEPTED AND AGREED TO:


By:
   -------------------------------------